UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 13, 2023

Date of Report (Date of earliest event reported)

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
444 West Lake Street, Suite 1700 Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 416-8592

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Laurentiu Vlad as Director

On March 13, 2023, Laurentiu Vlad notified MAIA Biotechnology, Inc. (the “Company”) that he is resigning from the Board of Directors (the “Board”) of the Company effective on March 16, 2023, due to personal reasons. Prior to his resignation, Mr. Vlad served as a Class III director and as a member of the Audit Committee of the Board (the “Audit Committee”).  Mr. Vlad’s resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Jean-Manassé Theagène as Director

On March 17, 2023, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board, the Board elected Jean-Manassé Theagène to serve as a Class III director of the Board, with immediate effect, until the Company’s 2025 annual meeting of stockholders, or until such time as he resigns or is removed, and his successor has been elected and qualified. Mr. Theagène was elected to fill the vacancy left by the resignation of Mr. Vlad. There are no related party transactions involving Mr. Theagène that are reportable under Item 404(a) of Regulation S-K.

Mr. Theagène will participate in the Company’s compensation program for independent directors which is described in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 6, 2023.

In connection with Mr. Theagène’s election as director, the Company plans to enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Theagène. The Indemnification Agreement will be substantially identical to the indemnification agreement entered into by the Company with its other directors and officers. The Indemnification Agreement will provide Mr. Theagène with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law.

Appointment of Stan Smith to the Audit Committee

On March 16, 2023, the Board appointed Stan Smith as a member of the Audit Committee effective immediately to fill the vacancy on the Audit Committee that was created upon the resignation of Mr. Vlad from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2023

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer